Exhibit 23



INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No.
33-52389 on Form S-8, No.  33-55629 on Form S-8, No.  333-32977 on Form S-8, No.
333-37145 on Form S-8, No. 333-79921 on Form S-8, No. 333-86955 on Form S-3, No.
333-53502 on Form S-8, and No. 333-38174 on Form S-8 of our report dated June 17, 2002, appearing in this Annual Report on Form 11-K of AnnTaylor, Inc. Savings Plan for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP

New York, New York
June 27, 2002


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